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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                            HELPMATE ROBOTICS INC
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                           HELPMATE ROBOTICS INC
                             Shelter Rock Lane
                         Danbury, Connecticut 06810

To Our Stockholders:

HelpMate Robotics Inc. ("Company") previously distributed to its stockholders the Company's Proxy Statement dated April 18, 1997 (the "Proxy Statement") with respect to the 1997 Annual Meeting of Stockholders to be held on May 20, 1997. Proposal 3 described in the Proxy Statement is a proposal seeking stockholder approval to amend and restate the Company's existing 1995 Amended and Restated stock Option Plan. A copy of the plan in the form in which it is proposed to be so amended and restated (the "Plan") was to be attached as Annex 1 to the Proxy Statement. Unfortunately, Annex 1 was not so attached to the Proxy Statement. We are attaching to this letter a copy of the Annex 1 which was inadvertently omitted from the proxy Statement. All references to Annex 1 in the Proxy Statement should be read to mean the Annex 1 attached to this letter. We regret any inconvenience this may have caused our stockholders.

                                       HelpMate Robotics Inc.


                                       John M. Evans, Jr.
                                       Secretary

Danbury, Connecticut
April 30, 1997